[LOGO GOES HERE]


--------------------------------------------------------------------------------

                                  PRESS RELEASE

--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE:                                   CONTACT:

VALHI, INC.                                              Steven L. Watson
Three Lincoln Centre                                     President
5430 LBJ Freeway, Suite 1700                             (972) 233-1700
Dallas, Texas 75240-2697



                        VALHI DECLARES QUARTERLY DIVIDEND



     DALLAS, TEXAS . . . February 10, 2000 . . . Valhi, Inc. (NYSE: VHI) announced today that its board of directors has declared a regular quarterly dividend of five cents ($0.05) per share on its common stock, payable on March 31, 2000 to stockholders of record at the close of business on March 22, 2000.

     Valhi, Inc. is engaged in the titanium dioxide pigments, component products (ergonomic computer support systems, precision ball bearing slides and locking systems), titanium metals products and waste management industries.

                                    * * * * *